UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 23, 2018. At the meeting, the Company’s stockholders were requested to: (1) elect three Class II directors to serve on the Company’s Board for a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders, (2) ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (3) approve on an advisory basis, the compensation of certain of the Company’s executive officers set forth in the Proxy Statement (“Named Executive Officers”). Each of these items is more fully described in the Company’s definitive proxy statement filed on April 23, 2018. The Company filed Definitive Additional Materials with the Securities and Exchange Commission on May 11, 2018 removing Proposal Four regarding approval of the Third Amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan from stockholder consideration at the Annual Meeting.

The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class II Directors:

Nominee	For	Withheld	Broker Non-Votes
Ronald F. Coleman	7,071,626	1,951,287	770,692
K. Adam Leight	7,071,626	1,951,287	770,692
Thomas M. Souers	7,258,477	1,764,436	770,692

Proposal No. 2 — Ratification of the Selection of Moss Adams LLP:

For	Against	Abstain
9,791,677	1,925	3

Proposal No. 3 — Approval of Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Votes
2,976,278	3,711,073	2,335,562	770,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: May 25, 2018	By:	/s/ Michael J. Killelea
Michael J. Killelea
Executive Vice President, General Counsel and Corporate Secretary